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                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the Capital Holdings, Inc. Amended and Restated Director and Employee Stock Purchase Plan of our report dated January 15, 1999 with respect to the consolidated financial statements and schedules of Capital Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                         /s/ Ernst & Young, LLP
                                         Ernst & Young, LLP


Detroit, Michigan
November 12, 1999